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                                                                      EXHIBIT 99

                             INTERNET AMERICA, INC.
                       1998 NONQUALIFIED STOCK OPTION PLAN


                                    ARTICLE I
                                    THE PLAN

         1.1 Name. This Plan shall be known as the "Internet America, Inc. 1998 Nonqualified Stock Option Plan." Capitalized terms used herein are defined in
Article V hereof.

         1.2 Purpose. The purpose of the Plan is to promote the growth and general prosperity of the Company by permitting the Company to grant to its Employees, Directors, and Advisors Options to purchase Common Stock of the Company. The Plan is designed to help the Company and its Subsidiaries attract and retain superior personnel for positions of substantial responsibility and to provide Employees, Directors, and Advisors with an additional incentive to contribute to the success of the Company. Options granted under the Plan are not intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code.

         1.3 Effective Date. The Plan shall become effective upon the Effective Date.

         1.4 Eligibility to Participate. Any Employee, Director, or Advisor shall be eligible to participate in the Plan. Subject to the following provisions, the Committee may grant Options in accordance with such determinations as the Committee from time to time in its sole discretion shall make. Any Options granted shall be in the form approved at such time by the Committee.

         1.5 Shares Subject to the Plan. The shares of Common Stock to be issued pursuant to the Plan shall be either authorized and unissued shares of Common Stock or shares of Common Stock issued and thereafter acquired by the Company.

         1.6 Maximum Number of Plan Shares. Subject to adjustment pursuant to the provisions of Section 3.2, and subject to any additional restrictions elsewhere in the Plan, the maximum aggregate number of shares of Common Stock that may be issued and sold hereunder shall not exceed 400,000 shares (which number has been adjusted to give effect to the Company's 2.25 for 1.00 stock split in July 1998). The maximum aggregate number of shares of Common Stock with respect to which Options may be granted to any person during the term of the Plan shall not exceed 80,000 shares.

         1.7 Options and Stock Granted Under Plan. Plan Shares with respect to which an Option has been exercised shall not again be available for grant hereunder. If Options terminate for any reason without being wholly exercised, new Options may be granted hereunder covering the number of Plan Shares to which such termination relates.



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         1.8 Conditions Precedent. The Company shall not issue any certificate for Plan Shares pursuant to the Plan prior to fulfillment of all of the following conditions:

                  (a) The admission of the Plan Shares to listing on all stock exchanges on which the Common Stock is then listed, unless the Committee determines in its sole discretion that such listing is neither necessary nor advisable;

                  (b) The completion of any registration or other qualification of the offer or sale of the Plan Shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body that the Committee shall in its sole discretion deem necessary or advisable; and

                  (c) The obtaining of any approval or other clearance from any federal or state governmental agency that the Committee shall in its sole discretion determine to be necessary or advisable.

         1.9 Reservation of Shares of Common Stock. During the term of the Plan, the Company shall at all times reserve and keep available such number of shares of Common Stock as shall be necessary to satisfy the requirements of the Plan as to the number of Plan Shares. In addition, the Company shall from time to time, as is necessary to accomplish the purposes of the Plan, seek or obtain from any regulatory agency having jurisdiction any requisite authority that is necessary to issue Plan Shares hereunder. The inability of the Company to obtain from any regulatory agency having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance of any Plan Shares shall relieve the Company of any liability in respect of the nonissuance of Plan Shares as to which the requisite authority shall not have been obtained.

         1.10 Tax Withholding and Reporting.

                  (a) Condition Precedent. The issuance of Plan Shares pursuant to the exercise of any Option is subject to the condition that if at any time the Committee shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any federal, state, or local law is necessary or desirable as a condition of, or in connection with such issuance, then the issuance shall not be effective unless the withholding shall have been effected or obtained in a manner acceptable to the Committee.

                  (b) Manner of Satisfying Withholding Obligation. When the Committee requires an Optionee to pay to the Company an amount required to be withheld under applicable income tax laws in connection with paragraph (a) above, such payment may be made (i) in cash, (ii) by check, (iii) if permitted by the Committee, by delivery to the Company of shares of Common Stock already owned by the Optionee having a Fair Market Value on the Tax Date equal to the amount required to be withheld, (iv) through the withholding by the Company of a portion of the Plan Shares acquired upon the exercise of an Option having a Fair Market Value on the Tax Date equal to the amount required to be withheld, or (v) in any other form of valid consideration permitted by the Committee in its discretion.



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                  (c) Tax Reporting. The Company shall file, and shall furnish the Optionee, a copy of all federal, state, and local tax information returns that it deems to be required in connection with the grant, exercise, or vesting of any Option.

         1.11 Exercise of Options

                  (a) Method of Exercise. Each Option shall be exercisable in accordance with the terms of the Option Agreement pursuant to which the Option was granted. No Option may be exercised for a fraction of a Plan Share.

                  (b) Payment of Purchase Price. The purchase price of any Plan Shares purchased shall be paid at the time of exercise of the Option either (i) in cash, (ii) by certified or cashier's check, (iii) if permitted by the Committee, in shares of Common Stock, (iv) by delivery of a copy of irrevocable instructions from the Optionee to a broker or dealer, reasonably acceptable to the Company, to sell certain of the Plan Shares purchased upon exercise of the Option or to pledge them as collateral for a loan and promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price or (v) in any other form of valid consideration permitted by the Committee in its discretion. If any portion of the purchase price or a note given at the time of exercise is paid in shares of Common Stock, those shares shall be valued at their then Fair Market Value.

         1.12 Acceleration in Certain Events. The Committee may accelerate the exercisability or other vesting of any Option in whole or in part at any time. Notwithstanding the provisions of any Option Agreement, the following provisions shall apply:

                  (a) Mergers, Consolidation, Etc. In the event that the Company, pursuant to action by the Board, at any time enters an agreement whereby the Company will merge into, consolidate with, or sell or otherwise transfer all or substantially all of its assets to another corporation and provision is not made pursuant to the terms of such transaction for the assumption by the surviving, resulting, or acquiring corporation of outstanding Options, or for the substitution of new Options with substantially equivalent benefit therefor, each outstanding Option shall become fully (100 percent) vested. The Committee shall advise each Optionee in writing of the manner and terms under which such fully vested Options shall be exercised, if applicable.

                  (b) Change in Control. Anything contained herein to the contrary notwithstanding, at the sole discretion of the Committee (1) an Optionee shall become fully (100 percent) vested in each of his Options upon the occurrence of a change in control (as defined below) or a threatened change in control (as determined by the Committee in its sole discretion); and (2) no Option held by an Optionee at the time a change in control or threatened change in control occurs or at any time thereafter shall terminate for any reason before the end of the Option's express term (if applicable). For purposes of this section, "change in control" means one or more of the following events:

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                  (i) Any person within the meaning of Section 13(d) and 14(d)
         of the Exchange Act, other than the Company (including its Subsidiaries, directors or executive officers) has become the beneficial owner, within the meaning of Rule 13d-3 under the Exchange Act, of 50 percent or more of the combined voting power of the Company's then outstanding Common Stock or equivalent in voting power of any class or classes of the Company's outstanding securities ordinarily entitled to vote in elections of directors ("voting securities"); or

                  (ii) Shares representing 50 percent or more of the combined voting power of the Company's voting securities are purchased pursuant to a tender offer or exchange offer (other than an offer by the Company or its subsidiaries or affiliates); or

                  (iii) As a result of, or in connection with, any tender offer or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were Directors of the Company before the Transaction shall cease to constitute a majority of the Board of the Company or of any successor to the Company; or

                  (iv) Following the effective date of the Plan, the Company is merged or consolidated with another corporation and as a result of such merger or consolidation less than 50 percent of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former shareholders of the Company, other than (A) any party to such merger or consolidation, or (B) any affiliates of any such party; or

                  (v) The Company transfers more than 50 percent of its assets, or the last of a series of transfers results in the transfer of more than 50 percent of the assets of the Company, to another entity that is not wholly-owned by the Company. For purposes of this subsection (v), the determination of what constitutes 50 percent of the assets of the Company shall be made by the Committee, as constituted immediately prior to the events that would constitute a change of control if 50 percent of the Company's assets were transferred in connection with such events, in its sole discretion.

         1.13 Written Notice Required. Any Option shall be deemed to be exercised for purposes of the Plan when written notice of exercise has been received by the Company at its principal office from the person entitled to exercise the Option and payment for the Plan Shares with respect to which the Option is exercised has been received by the Company in accordance with Section 1.11.

         1.14 Compliance with Securities Laws. Plan Shares shall not be issued with respect to any Option unless the issuance and delivery of the Plan Shares (and the exercise of an Option, if applicable) shall comply with all relevant provisions of state and federal law (including without limitation (i) the Securities Act and the rules and regulations promulgated thereunder and (ii) the requirements of any stock exchange upon which the Plan Shares may then be listed) and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Committee may also require an Optionee to furnish evidence satisfactory to the Company, including without limitation a written and signed representation letter and consent to be bound by any transfer



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restrictions imposed by law, legend, condition, or otherwise, that the Plan
Shares are being acquired only for investment and without any present intention to sell or distribute the shares in violation of any state or federal law, rule, or regulation. Further, each Optionee shall consent to the imposition of a legend on the certificate representing the Plan Shares issued pursuant to an Option, restricting their transfer as required by law or this section.

         1.15 Employment or Service of Optionee. Nothing in the Plan or in any Option shall confer upon any Employee any right to continued employment by the Company or any of its Subsidiaries or limit in any way the right of the Company or any Subsidiary at any time to terminate or alter the terms of that employment. Nothing in the Plan or in any Option shall confer upon any Director or Advisor any right to continued service as a Director or Advisor of the Company or any of its Subsidiaries or limit in any way the right of the Company or any Subsidiary at any time to terminate or alter the terms of that service.

         1.16 Rights of Optionees Upon Termination of Employment or Service. In the event an Optionee ceases to be an Employee, Director, or Advisor for any reason other than death, Retirement, Permanent Disability, or Cause or pursuant to a right of termination under an Employee's employment agreement with the Company, (i) the Committee shall have the ability to accelerate the vesting of the Optionee's Options, in its sole discretion, and (ii) any Option held by such Optionee shall be exercisable (to the extent exercisable on the date of termination of employment or rendition of services, or, if the vesting of such Option has been accelerated, to the extent exercisable following such acceleration) at any time within 30 days after the date of termination of employment or rendition of services, unless by its terms the Option expires earlier or unless the Committee agrees, in its sole discretion, to extend its term further; provided that the term of any such Option shall not be extended beyond its initial term. In the event an Optionee ceases to serve as an Employee, Director, or Advisor due to death, Permanent Disability, Retirement, or Cause or pursuant to a right of termination under an Employee's employment agreement with the Company, (i) the Committee shall have the ability to accelerate the vesting of the Optionee's Options, in its sole discretion, and
(ii) the Optionee's Options may be exercised as follows:

                  (a) Death. Except as otherwise limited by the Committee at the time of the grant of an Option if an Optionee dies while serving as an Employee, Director, or Advisor or within three months after ceasing to be an Employee, Director, or Advisor, his Options shall become fully (100 percent) vested on the date of his death and shall expire twelve months thereafter, unless by their terms they expire sooner or unless the Committee agrees, in its sole discretion, to extend its term further; provided that the term of any such Option shall not be extended beyond its initial term. During such period, the Option may be fully exercised, to the extent that it remains unexercised on the date of death, by the Optionee's personal representative or by the distributees to whom the Optionee's rights under the Option pass by will or by the laws of descent and distribution.

                  (b) Retirement. If an Optionee ceases to serve as an Employee, Director, or Advisor as a result of Retirement, (i) the Committee shall have the ability to accelerate the vesting of the Optionee's Options, in its sole discretion, and (ii) the Optionee's Options shall be exercisable (to the extent exercisable on the effective date of such Retirement or, if the
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         vesting of such Options has been accelerated, to the extent exercisable following such acceleration) at any time within three months after the effective date of such Retirement, unless by their terms the Options expire earlier or unless the Committee agrees, in its sole discretion, to extend its term further; provided that the term of any such Option shall not be extended beyond its initial term.

                  (c) Disability. If an Optionee ceases to serve as an Employee, Director, or Advisor as a result of Permanent Disability, the Optionee's Options shall become fully (100 percent) vested and shall expire twelve months thereafter, unless by their terms they expire sooner or unless the Committee agrees, in its sole discretion, to extend its term; provided that the term of any such Option shall not be extended beyond its initial term.

                  (d) Cause. If an Optionee ceases to be employed by the Company or a Subsidiary or ceases to serve as a Director or Advisor because the Optionee's employment or service relationship with the Company or a Subsidiary is terminated for Cause, the Optionee's Options (whether vested or unvested) shall automatically expire on the date of such termination. If any facts that would constitute Cause for termination or removal of an Optionee are discovered after the Optionee's employment or service relationship with the Company has ended, any Options then held by the Optionee may be immediately terminated by the Committee. Notwithstanding the foregoing, if an Optionee is an Employee employed pursuant to a written employment agreement with the Company or a Subsidiary, the Optionee's relationship with the Company or a Subsidiary shall be deemed terminated for Cause for purposes of the Plan only if the Optionee is considered under the circumstances to have been terminated "for cause" for purposes of such written agreement or the Optionee voluntarily ceases to be an Employee in breach of his employment agreement with the Company or a Subsidiary.

                  (e) Notice. If an Optionee's employment agreement with the Company or a Subsidiary is terminated by either the Company, a Subsidiary, or the Optionee by providing a required or permitted notice of termination thereunder, the Options that are exercisable as of the date of termination shall remain exercisable for a period of twelve months after the date of termination and shall expire at the end of such twelve-month period.

         1.17 Transferability of Options. Except as may be agreed upon by the Committee in accordance with this section, Options shall not be transferable other than by will or the laws of descent and distribution. The designation by an Optionee of a beneficiary shall not constitute a transfer of the Option. The Committee may, in its discretion, provide in an Option Agreement that Options may be transferred to members of the Optionee's immediate family, trusts for the benefit of such immediate family members, and partnerships in which such immediate family members are the only partners, provided that there is no consideration for the transfer.

         1.18 Return of Value of Option. The Committee, in its sole discretion, may include in any Option Agreement a provision requiring the Optionee to pay to the Company an amount of money equal to the excess of the value of Common Stock received upon the exercise of an Option over the




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exercise price paid for such Common Stock, if the Optionee terminates his employment with the Company without the Company's consent, terminates his employment with the Company and thereafter engages in competition with the Company (as defined in the applicable Option Agreement), or is discharged by the Company for Cause.

         1.19 Other Terms and Conditions of Options. Except as otherwise provided in the Plan, the terms and conditions of Options may differ from one another as the Committee shall, in its discretion.

         1.20 Duration of Options. Each Option and all rights thereunder shall expire on the date determined by the Committee, but in no event shall any Option expire later than ten years after the date on which the Option is granted. In addition, each Option shall be subject to early termination as provided elsewhere in the Plan.

         1.21 Purchase Price. The purchase price for the Plan Shares acquired pursuant to the exercise, in whole or in part, of an Option shall not be less than the Fair Market Value of the Plan Shares at the time of the grant of the Option.

         1.22 Individual Option Agreements. Each Optionee shall be required to enter a written Option Agreement with the Company. In such Option Agreement, the Optionee shall agree to be bound by the terms and conditions of the Plan, the Options granted pursuant hereto, and such other matters as the Committee deems appropriate.

         1.23 Option Grants to Nonemployee Directors. After such time as the Company becomes a reporting company under the Exchange Act (a "Reporting Company"), each Director who is not an officer or Employee (a "Nonemployee Director") will receive an Option to purchase 22,500 shares of Common Stock (which number has been adjusted to give effect to the Company's 2.25 for 1.00 stock split in July 1998), which will be fully exercisable on the date of grant of such Option. In addition, after such time as the Company becomes a Reporting Company, each Nonemployee Director will receive an Option to purchase 20,000 shares of Common Stock (which number has been adjusted to give effect to the Company's 2.25 for 1.00 stock split in July 1998) in the year following his initial term as a Director, if reelected, and every fourth year thereafter. Each of such Options will vest 25% annually, with the initial 25% becoming exercisable on the date of grant of the Option and an additional 25% becoming exercisable on each of the first three anniversaries of the grant date. The purchase price of Plan Shares acquired pursuant to the exercise, in whole or in part, of any Option received by Nonemployee Directors will be the Fair Market Value of the Plan Shares on the date of grant. Each such Option will expire on the day prior to the tenth anniversary of the date of grant of such Option. At the time the Company becomes a Reporting Company, the above provisions in this
Section 1.23 shall become applicable to existing Nonemployee Directors as if such Nonemployee Director had been initially elected as of the date the Company became a Reporting Company.


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                                   ARTICLE II
                                 ADMINISTRATION

         2.1 Committee. The Plan shall be administered by a Committee of not fewer than two members of the Board. The Committee shall be appointed by the Board. Each member of the Committee shall be both a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act and an "outside director" within the meaning of Section 162(m) of the Code and the regulations issued pursuant thereto. Subject to the provisions of the Plan, the Committee shall have the sole discretion and authority to determine from time to time the persons to whom Options shall be granted and the number of Plan Shares subject to each Option, to interpret the Plan, to prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, to determine and interpret the details and provisions of each Option Agreement, to modify or amend any Option Agreement or waive any conditions or restrictions applicable to any Option (or the exercise thereof), and to make all other determinations necessary or advisable for the administration of the Plan.

         2.2 Majority Rule; Unanimous Written Consent. A majority of the members of the Committee shall constitute a quorum, and any action taken by a majority present at a meeting at which a quorum is present or any action taken without a meeting evidenced by a writing executed by all members of the Committee shall constitute the action of the Committee. Meetings of the Committee may take place by telephone conference call.

         2.3 Company Assistance. The Company shall supply full and timely information to the Committee on all matters relating to Employees, Directors, and Advisors, their employment, death, Retirement, Permanent Disability, or other termination of employment or service, and such other pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.

         2.4 Exculpation of Committee. No member of the Committee shall be personally liable for, and the Company shall indemnify all members of the Committee and hold them harmless against, any claims resulting directly or indirectly from any action or inaction by the Committee pursuant to the Plan, including without limitation any determination by the Committee regarding whether a "change in control" (within the meaning of Section 1.12) is threatened and any failure by the Committee to consider such a determination.


                                   ARTICLE III
                     TERMINATION, AMENDMENT, AND ADJUSTMENT

         3.1 Termination and Amendment. The Plan shall terminate on July 7, 2008. No Option shall be granted under the Plan after that date of termination. Subject to the limitations contained in this section, the Committee may at any time amend or revise the terms of the Plan, including the form and substance of the Option Agreements to be used in connection herewith; provided that no amendment or revision may be made without the approval of the shareholders of the Company if such approval is required under the Code, Rule 16b-3, or any other applicable law or rule. No


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amendment, suspension, or termination of the Plan shall, without the consent of the individual who has received an Option hereunder, alter or impair any of that individual's rights or obligations under any Option granted prior to that amendment, suspension, or termination.

         3.2 Adjustments. If the outstanding Common Stock is increased, decreased, changed into, or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split, or reverse stock split, an appropriate and proportionate adjustment shall be made in the maximum number and kind of Plan Shares as to which Options may be granted under the Plan. A corresponding adjustment changing the number or kind of shares allocated to unexercised Options or portions thereof granted prior to any such change also shall be made. Any such adjustment in outstanding Options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Options but with a corresponding adjustment in the price for each share covered by the Options. The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely by the Committee, and any such adjustment may provide for the elimination of fractional share interests.


                                   ARTICLE IV
                                  MISCELLANEOUS

         4.1 Other Compensation Plans. The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any Subsidiary or affiliate of the Company, nor shall the Plan preclude the Company or any Subsidiary or affiliate thereof from establishing any other forms of incentive or other compensation plans.

         4.2 Plan Binding on Successors. The Plan shall be binding upon the successors and assigns of the Company and any Subsidiary or affiliate of the Company that adopts the Plan.

         4.3 Number and Gender. Whenever used herein, nouns in the singular shall include the plural where appropriate, and the masculine pronoun shall include the feminine gender.

         4.4 Headings. Headings of articles and sections hereof are inserted for convenience of reference and constitute no part of the Plan.


                                    ARTICLE V
                                   DEFINITIONS

         As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

         5.1 "Advisor" means any person not employed by the Company and not a Director, rendering consulting or advisory services to the Company, who is expected or determined by the Committee to contribute significantly to the management, growth, or direction of some part or all of the business of the Company. The power to determine who is and who is not an Advisor for purposes of the Plan is reserved solely to the Committee.

         5.2 The term "affiliate" means, with respect to any Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with such Person.

         5.3 "Board" means the Board of Directors of the Company.

         5.4 "Cause" means conviction of a crime involving moral turpitude or a crime providing for a term of imprisonment in a federal or state penitentiary; failure or refusal to follow reasonable instructions of the Board; failure or refusal to comply with the reasonable policies, standards and regulations of the Company, which from time to time may be established; failure or refusal to faithfully and diligently perform the usual customary duties of his employment or service; acting in an unprofessional, unethical, immoral or fraudulent manner; acting in a manner which discredits or is detrimental to the reputation, character and standing of Company or a Subsidiary; or the commission of any other act that causes or reasonably may be expected to cause substantial injury to the Company.

         5.5 The term "change of control" has the meaning set forth in Section 1.12(b).

         5.6 "Code" means the Internal Revenue Code of 1986, as amended.

         5.7 "Committee" means the Committee appointed in accordance with
Section 2.1.

         5.8 "Common Stock" means the Common Stock, par value $0.01 per share, of the Company or, in the event that the outstanding shares of such Common Stock are hereafter changed into or exchanged for shares of a different stock or security of the Company or some other corporation, such other stock or security.

         5.9 "Company" means Internet America, Inc., a Texas corporation, or one or more of its Subsidiaries.

         5.10 "Director" means a member of the Board.

         5.11 "Effective Date" means July 10, 1998.

         5.12 "Employee" means an employee (within the meaning of Section 3401(c) of the Code and the regulations thereunder) of the Company or of any Subsidiary of the Company that adopts the Plan, including Officers.

         5.13 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         5.14 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         5.15 "Fair Market Value" means such value as determined by the Committee on the basis of such factors as it deems appropriate; provided that if the Common Stock is traded on a national securities exchange or transactions in the Common Stock are quoted on the Nasdaq National Market System, such value as shall be determined by the Committee on the basis of the reported sales prices for the Common Stock on the date for which such determination is relevant, as reported on the national securities exchange or the Nasdaq National Market System, as the case may be. If the Common Stock is not listed and traded upon a recognized securities exchange or on the Nasdaq National Market System, the Committee shall make a determination of Fair Market Value on a reasonable basis which may include the mean between the closing bid and asked quotations for such stock on the date for which such determination is relevant (as reported by a recognized stock quotation service) or, in the event that there shall be no bid or asked quotations on the date for which such determination is relevant, then on the basis of the mean between the closing bid and asked quotations on the date nearest preceding the date for which such determination is relevant for which such bid and asked quotations were available.

         5.16 "Officer" means an officer of the Company or any Subsidiary of the Company.

         5.17 "Option" means a an option to purchase Common Stock pursuant to this Plan.

         5.18 "Optionee" means a person to whom an Option has been granted hereunder.

         5.19 "Option Agreement" means an agreement between the Company and an Optionee with respect to one or more Options.

         5.20 "Permanent Disability" has the meaning provided for that term in
Section 22(e)(3) of the Code.

         5.21 "Person" means any individual, corporation, partnership, joint venture, trust, or unincorporated organization.

         5.22 "Plan" means the Internet America, Inc. 1998 Nonqualified Stock Option Plan, as set forth herein and as amended from time to time.

         5.23 "Plan Shares" means shares of Common Stock issuable pursuant to the Plan.

         5.24 "Retirement" occurs when an Optionee terminates his employment or service relationship with the Company or a Subsidiary on or after the date he
(a) turns 65 years old or (b) turns 55 years old and has completed ten years of service with the Company or a Subsidiary as otherwise determined by the Board.

         5.25 "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor rule.

         5.26 "Securities Act" means the Securities Act of 1933, as amended.

         5.27 "Subsidiary" means a subsidiary corporation of the Company, as defined in Section 424(f) of the Code.

         5.28 "Tax Date" means the date on which the amount of tax to be withheld is determined.

         5.29 "Transaction" has the meaning set forth in Section 1.12(b)(iii).

         5.30 The term "voting securities" has the meaning set forth in Section 1.12(b)(i).